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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement No. 333-165488 of our report dated March 15, 2010, relating to the financial statements of A123 Systems, Inc., appearing in the Annual Report on Form 10-K of A123 Systems, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Boston, Massachusetts
December 17, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM